EXHIBIT 4.2


                                 MCN CORPORATION
                       FIRST AMENDMENT TO RIGHTS AGREEMENT



         FIRST AMENDMENT, dated as of September 19, 1994 (the "Amendment"), to the Rights Agreement, dated as of December 20, 1989 (the "Rights Agreement"), between MCN CORPORATION, a Michigan corporation (the "Company"), and NBD BANK, N.A. ("NBD") as successor in interest to NATIONAL BANK OF DETROIT.


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, NBD is currently the Rights Agent under the Rights Agreement; and

         WHEREAS, NBD desires to resign as Rights Agent and the Company desires to appoint First Chicago Trust Company of New York as the successor Rights Agent;

         NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement and in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1. Resignation and Succession. NBD hereby resigns as the Rights Agent under the Rights Agreement effective as of the date hereof. The Company hereby appoints First Chicago Trust Company of New York as the successor Rights Agent under the Rights Agreement. First Chicago Trust Company of New York hereby accepts the appointment as the Rights Agent and agrees to the terms of the Rights Agreement.

     2. Change of Rights Agent. The fifth sentence of Section 21 of the Rights Agreement is hereby amended to read as follows:

         "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which, at the time of its appointment as Rights Agent, (a) has a combined capital and surplus of at least $50 million or (b) is an affiliate of a corporation with a combined capital and surplus of at least $50 million."

     3. Notices. Section 26 of the Rights Agreement relating to notices is hereby amended to delete the address of NBD and to substitute in its place the following address:

First Amendment to Rights Agreement
page 2


                           First Chicago Trust Company of New York
                           Tenders & Exchanges Administration
                           Suite 4660
                           525 Washington Blvd.
                           Jersey City, N.J.  07310

     4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     5. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                    MCN CORPORATION

                                    By: /s/ Daniel L. Schiffer
                                       -----------------------------
                                       Daniel L. Schiffer
                                       Vice President, General Counsel and
                                       Secretary


                                    NBD Bank, N.A.

                                    By: /s/ Ernest J. Beck
                                       -----------------------------
                                       Ernest J. Beck
                                       Second Vice President


                                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    By: /s/ James Gorostiola
                                       -----------------------------
                                       James Gorostiola
                                       Assistant Vice President





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